UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

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GENIUS BRANDS INTERNATIONAL, INC.

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GENIUS BRANDS INTERNATIONAL, INC.

3111 Camino del Rio North, Suite 400

San Diego, California 92108

(858) 450-2900

NOTICE OF CONSENT SOLICITATION

September 23, 2013

To our Stockholders:

We are soliciting your consent to approve (i) an amendment to Genius Brands International, Inc.’s (the “Company”) Articles of Incorporation (“Articles of Incorporation”) in order to increase the number of shares of common stock $0.001 par value per share (the “Common Stock”) authorized to 700,000,000 shares from 250,000,000 shares (the “Authorized Capital Increase”) and (ii) an amendment to our Articles of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-one hundred at any time prior to September 30, 2014, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (collectively, the “Proposals”). On July 5, 2013, the Company’s board of directors unanimously approved the Proposals. The Company’s board of directors has deemed it advisable to seek stockholder approval of the Authorized Capital Increase and Reverse Stock Split, as required under the Nevada Revised Statutes and has decided to seek the written consent of stockholders through a consent solicitation process rather than holding a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. The Proposals are described in more detail in the accompanying Consent Solicitation Statement.

We have established the close of business on September 3, 2013, as the record date for determining stockholders entitled to submit written consents. Stockholders holding a majority of our common stock outstanding as of the close of business on the record date must vote in favor of the Proposals to be approved by stockholders.

This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and Written Consent. To be counted, your properly completed Written Consent must be received before 5:00 p.m. Eastern Time, on December 31, 2013, subject to early termination of the Consent Solicitation by our board of directors if a majority approval is received, or extension of the time of termination by our board of directors (the “Expiration Time”).

Failure to submit the Written Consent will have the same effect as a vote against the Proposals. We recommend that all stockholders consent to the Proposals, by marking the box entitled “FOR” with respect to each Proposal and submitting the Written Consent by one of the methods set forth in the form of Written Consent which is attached as Appendix C to the Consent Solicitation Statement. If you sign and send in the Written Consent form but do not indicate how you want to vote as to the Proposals, your consent form will be treated as a consent “FOR” each Proposal.

By Order of the Board of Directors of Genius Brands International, Inc.

/s/ Klaus Moeller

Klaus Moeller, Chairman

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GENIUS BRANDS INTERNATIONAL, INC.

3111 Camino del Rio North, Suite 400

San Diego, California 92108

(858) 450-2900

CONSENT SOLICITATION STATEMENT

General

This Consent Solicitation Statement dated September 23, 2013 is being furnished in connection with the solicitation of written consents of the stockholders of Genius Brands International, Inc., a Nevada corporation (the “Company,” “Genius,” “us,” “we,” or “our”) with regard to the following proposals:

•	To approve an amendment to our Articles of Incorporation (“Articles of Incorporation”) in order to increase the number of shares of Common Stock authorized to 700,000,000 shares from 250,000,000 shares; and

•	To approve an amendment to our Articles of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-one hundred at any time prior to September 30, 2014, with the exact ratio to be set at a whole number within this range as determined by the board of directors in its sole discretion (collectively, the “Proposals”).

Our board of directors unanimously adopted the Proposals and recommends that stockholders vote FOR the approval of the Proposals. The board of directors has decided to seek written consent rather than calling a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. Written consents are being solicited from all of our stockholders of record pursuant to Section 78.320 of the Nevada Revised Statutes and Article I, Section 8 of our Bylaws.

Voting materials, which include this Consent Solicitation Statement and a Written Consent form (attached as Appendix C), are being mailed to all stockholders on or about September 24, 2013. Our board of directors set the close of business on September 3, 2013, as the record date for the determination of stockholders entitled to act with respect to the Consent Solicitation (the “Record Date”). As of the Record Date, the Company had 78,123,888 shares of Common Stock outstanding of record, held by approximately 185 registered holders of record.

Any beneficial owner of the Company who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

Stockholders who wish to consent must deliver their properly completed and executed Written Consents to the Corporate Secretary of the Company in accordance with the instructions set forth in the Written Consent. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposals.

Requests for copies of this Consent Solicitation Statement should be directed to Genius Brands International, Inc. at the address or telephone number set forth above.

The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to 5:00 p.m. Eastern Time, on December 31, 2013 (the “Expiration Date”) to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares has been received, (ii) waive any of the conditions to the Consent Solicitation, or (iii) amend the terms of the Consent Solicitation.

The final results of this solicitation of written consents will be published in a Current Report on Form 8-K (the “Form 8-K”) by the Company. This Consent Solicitation Statement and the Form 8-K shall constitute notice of taking of a corporate action without a meeting by less than unanimous written consent as permitted by applicable law and Article I, Section 8 of our Bylaws.

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All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of consents and revocations of consents will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Revocation of Consents

Written consents may be revoked or withdrawn by any stockholder at any time before the Expiration Date. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn.  After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.  Revocations may be submitted to the Corporate Secretary of the Company by the same methods as written consents may be submitted, as set forth in the form of Written Consent attached hereto as Appendix C.

Solicitation of Consents

Our board of directors is sending you this Consent Solicitation Statement in connection with its solicitation of stockholder consent to approve the Proposals.  The Company will pay for the costs of solicitation.  We will pay the reasonable expenses of brokers, nominees and similar record holders in mailing consent materials to beneficial owners of our Common Stock. Because the approval of holders of a majority of the outstanding Common Stock is required to approve the Proposals, not returning the Written Consent will have the same effect as a vote against the Proposals.

Other than as discussed above, the Company has made no arrangements and has no understanding with any other person regarding the solicitation of consents hereunder, and no person has been authorized by the Company to give any information or to make any representation in connection with the solicitation of consents, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of the Company who will receive no additional compensation therefor.

Members of our management beneficially own shares of our Common Stock and intend to submit their consents “For” the Proposals. As a result, approximately 31,561,307 shares held as of the Record Date by our Chief Executive Officer, Chief Financial Officer and board of directors will be voted in favor of the Proposals constituting approximately 40% of our presently issued and outstanding Common Stock. See “Security Ownership of Certain Beneficial Owners and Management”.

No Appraisal Rights

Under the Nevada Revised Statues and our charter documents, holders of our Common Stock will not be entitled to statutory rights of appraisal, commonly referred to as dissenters’ rights or appraisal rights (i.e., the right to seek a judicial determination of the “fair value” of their shares and to compel the purchase of their shares for cash in that amount) with respect to the Proposals.

Householding Matters

Stockholders that share a single address will receive only one Consent Solicitation Statement and Written Consent at that address, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate copy of this Consent Solicitation Statement or of future consent solicitations (as applicable), he or she may write to us at: Genius Brands International, Inc., 3111 Camino del Rio North, Suite 400, San Diego, CA 92108, Attention: Jeanene Morgan, Chief Financial Officer. We will deliver separate copies of this Consent Solicitation Statement and form of Written Consent promptly upon written request. If you are a stockholder of record receiving multiple copies of our Consent Solicitation Statement and form of Written Consent, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other stockholder of record, you can request additional copies of this Consent Solicitation Statement and form of Written Consent or request householding by contacting the stockholder of record.

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As of the Record Date, the closing price of our Common Stock was $0.06 per share and our total market capitalization was approximately $4,687,433.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSAL

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposals that is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The number of outstanding shares of our Common Stock at the close of business on September 3, 2013, the Record Date for determining our stockholders who are entitled to notice of and to vote on the approval of the Proposals, is 78,123,888 shares.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of our Common Stock as of the Record Date known by us through transfer agent records, held by: (i) each person who beneficially owns 5% or more of the shares of Common Stock then outstanding; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 78,123,888 shares of common stock outstanding as of the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

$0.001 par value common stock	Klaus Moeller 3111 Camino del Rio North, Suite 400 San Diego, CA 92108	4,027,225 shares	7%
$0.001 par value common stock	Michael Gene Meader and Suzanne Donayan Meader Trustees The Meader Family Trust dated June 27, 2002 3111 Camino del Rio North, Suite 400 San Diego, CA 92108	6,653,469 shares	11%
$0.001 par value common stock	Michael Gene Meader and Suzanne Donayan Meader Trustees of Ani Meader Trust dated July 25, 2006 3111 Camino del Rio North, Suite 400 San Diego, CA 92108	1,500,000 shares	2%

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$0.001 par value common stock	Michael Gene Meader and Suzanne Donayan Meader Trustees of Mark Meader Trust dated July 25, 2006 5820 Oberlin Dr., Suite 203 San Diego, CA 92121	1,500,000 shares	2%
$0.001 par value common stock	Michael Gene Meader and Suzanne Donayan Meader Trustees of Anthony Meader Trust dated July 25, 2006 3111 Camino del Rio North, Suite 400 San Diego, CA 92108	1,500,000 shares	2%
$0.001 par value common stock	Larry Balaban 3111 Camino del Rio North, Suite 400 San Diego, CA 92108	4,941,999 shares	9%
$0.001 par value common stock	Larry Balaban and Sara Balaban Trustees of Balaban Children’s Trust dated October 15, 2006 3111 Camino del Rio North, Suite 400 San Diego, CA 92108	1,000,000 shares	1%
$0.001 par value common stock	Howard Balaban 3111 Camino del Rio North, Suite 400 San Diego, CA 92108	10,421,224 shares	16%
$0.001 par value common stock	Jeanene Morgan 3111 Camino del Rio North, Suite 400 San Diego, CA 92108	13,390 shares	2%
$0.001 par value common stock	Saul Hyatt 3111 Camino del Rio North, Suite 400 San Diego, CA 92108	0 shares	<1%
$0.001 par value common stock	All officers and directors as a group	31,561,307 shares (1)	49%

(1)	Where persons listed on this table have the right to obtain additional shares of our Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from September 3, 2013, these additional shares are deemed to be beneficially owned for the purpose of computing the amount and percentage of common stock owned by such persons. The Company granted each of Messrs. Moeller, Howard Balaban, Larry Balaban and Michael G. Meader an option to purchase up to 2,000,000 shares of the Company’s common stock on January 20, 2009, the total shares of which were vested on December 31, 2009 as part of the original employment agreements. The options were cancelled on May 15, 2013. On April 26, 2011, the Company signed new employment agreements which granted each of Messrs. Moeller, Meader, Howard Balaban, and Larry Balaban an additional option to purchase up to 1,000,000 shares of the Company’s common stock, 250,000 fully vested as of April 1, 2011, with the remaining option vesting as of April 1, 2012, 2013, and 2014 in the amount of 250,000 shares each year. The Company granted Jeanene Morgan an option to purchase up to 50,000 shares on December 31, 2009, which were fully vested as of that date. The Company granted Jeanene Morgan an option to purchase up to 450,000 shares on December 31, 2010, 150,000 were fully vested as of that date, with the remaining options vesting as of December 31, 2011, 2012, and 2013 in the amount of 100,000 shares each year. The Company granted an option to purchase up to 100,000 shares on December 31, 2011 to each of Messrs. Moeller, Meader, Howard Balaban, Larry Balaban, and Ms. Morgan, which were fully vested as of that date. The Company granted an option to purchase up to 100,000 shares on December 31, 2012 to each of Messrs. Moeller, Meader, Howard Balaban, Larry Balaban, and Ms. Morgan, which were fully vested as of that date. On each of December 31, 2012 and 2011, the Company granted options to purchase up to 25,000 shares of common stock to Mr. Hyatt, fully vesting as of the date of grant. On May 15, 2013, Stock Option Grant Notices were issued to each of Messrs. Moeller, Meader, Larry Balaban, Howard Balaban and Ms. Morgan to purchase up to 750,000 shares of common stock, vesting on the grant date, at an exercise price of $0.20 per share. As a result, the percentage ownership interest of each such officer referenced in the table includes the 3,100,000 shares which could be purchased within 60 days of September 3, 2013. Shares held by such officers as guardian for or in as trustees of trusts established for minor children are included in the table and are reflected in the aggregate number and percentage ownership for all officers and directors as a group.

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Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2012 all Reporting Persons timely complied with all applicable filing requirements.

PROPOSAL 1— AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

TO EFFECT AN INCREASE IN OUR AUTHORIZED CAPITAL STOCK

Our board of directors has adopted resolutions (1) declaring that submitting an amendment to the Company’s Articles of Incorporation to effect the Authorized Capital Increase and increase the number of authorized shares of the Company's Common Stock to 700,000,000 from 250,000,000 shares and (2) directing that a proposal to approve the Authorized Capital Increase be submitted to the holders of our Common Stock for their approval. The Company currently has authorized capital stock of 250,000,000 shares of Common Stock and approximately 78,123,888 shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The form of certificate of amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A (subject to any changes required by applicable law).

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the Record Date, a total of 78,123,888 shares of the Company's currently authorized 250,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

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Our issued and outstanding securities, as of the Record Date, on a fully diluted basis, are as follows:

•	229,836,284 shares of Common Stock ( a fully diluted basis);

•	$1,693,333 in principal amount of convertible notes convertible into 139,713,944 shares of Common Stock;

•	Warrants to purchase 543,452 shares of Common Stock at a weighted average exercise price of $0.35; and

•	Options to purchase 11,455,000 shares of Common Stock at an weighted average exercise price of $0.32.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its Articles of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of the Authorized Capital Increase, they will own a fewer percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Authorized Capital Increase.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE AUTHORIZED CAPITAL INCREASE.

PROPOSAL 2— AMENDMENT TO THE COMPANY’S ARTICLES OF

INCORPORATION TO EFFECT A REVERSE SPLIT

Our board of directors has adopted resolutions (1) declaring that submitting an amendment to the Company’s Articles of Incorporation to effect the Reverse Stock Split of our issued and outstanding Common Stock, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our Common Stock for their approval.

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The form of the proposed amendment to the Company’s Articles of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock will be substantially as set forth on Appendix B (subject to any changes required by applicable law) (the “Reverse Stock Split”).  If approved by our stockholders, the Reverse Stock Split proposal would permit (but not require) our board of directors to effect a reverse stock split of our issued and outstanding Common Stock at any time prior to September 30, 2014 by a ratio of not less than one-for-ten and not more than one-for-one hundred, with the exact ratio to be set at a whole number within this range as determined by our board of directors in its sole discretion.  We believe that enabling our board of directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.  In determining a ratio, if any, following the receipt of stockholder approval, our board of directors may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our board of directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our board of directors, no less than ten and no more than one hundred shares of existing Common Stock, as determined by our board of directors, will be combined into one share of Common Stock.  Any fractional shares will be rounded up to the next whole number.  The amendment to our Articles of Incorporation to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our board of directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our board of directors is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of either The NASDAQ Capital Market or NYSE MKT LLC and to make our Common Stock more attractive to a broader range of institutional and other investors.  The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split.  In addition to increasing the market price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below.  Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on either The NASDAQ Capital Market or NYSE MKT LLC. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share.  The NYSE MKT LLC requires, among other items, an initial bid price of least $3.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other  factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

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Additionally, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.  The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Articles of Incorporation, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.  If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of business on September 30, 2014, our board of directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of ten and a maximum of one hundred shares of existing Common Stock will be combined into one new share of Common Stock.  The table below shows, as of the Record Date, the number of outstanding shares of Common Stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

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Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-10	7,812,389
1-for-20	3,906,195
1-for-30	2,604,130
1-for-40	1,953,098
1-for-50	1,562,478
1-for-60	1,302,065
1-for-70	1,116,056
1-for-80	976,549
1-for-90	868,044
1-for 100	781,239

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The implementation of the Reverse Stock Split will result in an increased number of authorized shares of Common Stock available for issuance. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its Articles of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Additionally, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock.

The Company may issue the additional shares of authorized Common Stock that will become available as a result of the Reverse Stock Split without the additional approval of its stockholders.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our Common Stock will continue to be listed on the Over the Counter Bulletin Board under the symbol “GNUS”, subject to any decision of our Board of Directors to list our securities on another stock exchange.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

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Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

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Accounting Matters

The proposed amendment to the Company’s Articles of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share.  As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

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No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

STOCKHOLDER PROPOSALS

There are no proposals by any security holder which are or could have been included within this Consent Solicitation.

****

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file periodic reports, Proxy Statements and other information with the SEC relating to our business, financial statements and other matters.  Copies of such reports, Proxy Statements and other information may be copied (at prescribed rates) at the public reference room maintained by the Securities and Exchange Commission at 100 F Street NE, Washington DC 20549.  For further information concerning the SEC’s public reference room, you may call the SEC at 1-800-SEC-0330.  Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov.

Requests for documents relating to the Company should be directed to:

GENIUS BRANDS INTERNATIONAL, INC.

3111 Camino del Rio North, Suite 400

San Diego, CA 92108

(858) 450-2900

Attention: Jeanene Morgan

Our board of directors hopes that shareholders will complete, date and sign the enclosed Written Consent and return it in the accompanying envelope. Your prompt response is appreciated.

*    *    *

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Klaus Moeller
Klaus Moeller
Chairman
San Diego, CA

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Appendix A

Certificate of Amendment

of

Articles of Incorporation

of Genius Brands International, Inc.

Article IV of the Company’s Articles of Incorporation shall be amended such that Subsection 4.02 shall be amended and restated as follows, subject to compliance with applicable law:

4.02    Common Stock.    The total number of authorized shares of Common Stock shall be seven hundred million (700,000,000) shares with par value of $0.001 per share. Each share of Common Stock when issued, shall have one (1) vote on all matters presented to the stockholders.

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Appendix B

Certificate of Amendment

of

Articles of Incorporation

of Genius Brands International, Inc.

Article IV of the Company’s Articles of Incorporation shall be amended by added the following section to the end of Article IV, Subsection 4.02 of the Articles of Incorporation, that reads as follows, subject to compliance with applicable law:

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Nevada Revised Statutes of this amendment to the Corporation’s Articles of Incorporation, each [      ] shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

* Whole number between ten (10) and one hundred (100) as determined by the Board of Directors in its sole discretion.

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Appendix C

WRITTEN CONSENT OF STOCKHOLDERS OF

GENIUS BRANDS INTERNATIONAL, INC.

The undersigned stockholder of Genius Brands International, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Consent Solicitation and accompanying Consent Solicitation Statement, each dated September 23, 2013. The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following recitals and resolutions:

WHEREAS, the board of directors of the Company has determined that it is in the best interests of the Company and its stockholders for the stockholders to approve the increase in the number of authorized shares of Common Stock of the Company to 700,000,000 shares from 250,000,000 shares, to become effective upon the filing of the Certificate of Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada (the “Authorized Capital increase”), and has referred the same to the stockholders of the Company for approval by written consent;

WHEREAS, the board of directors of the Company approved the Authorized Capital Increase on July 5, 2013 and recommended that the stockholders vote “FOR” the below resolution, which it has deemed is in the best interests of the Company and its stockholders;

NOW, THEREFORE, IT IS RESOLVED, that the stockholders of the Company hereby approve the Authorized Capital Increase, effective upon filing a Certificate of Amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State, in the form attached as Appendix A to the Consent Solicitation Statement;

☐FOR   ☐AGAINST   ☐ABSTAIN

WHEREAS, the board of directors of the Company has determined that it is in the best interests of the Company and its stockholders for the stockholders to approve a reverse split of the Company’s outstanding shares of Common Stock, at a ratio not less than one-for-ten and not greater than one-for-one hundred to become effective upon the filing of the Certificate of Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada and such amendment to be filed no later than September 30, 2014 (the “Reverse Stock Split”), and has referred the same to the stockholders of the Company for approval by written consent;

WHEREAS, the board of directors of the Company approved the Reverse Stock Split on July 5, 2013 and recommended that the stockholders vote “FOR” the below resolution, which it has deemed is in the best interests of the Company and its stockholders;

NOW, THEREFORE, IT IS RESOLVED, that the stockholders of the Company hereby approve the Reverse Stock Split, effective upon filing a Certificate of Amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State, in the form attached as Appendix B to the Consent Solicitation Statement;

☐FOR   ☐AGAINST   ☐ABSTAIN

This Written Consent action may be executed in counterparts. Failure of any particular stockholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Written Consent is solicited by the Company’s Board of Directors.

(Continued, and to be dated and signed, on the other side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

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Important Notice Regarding the Availability of Consent Materials

IN WITNESS WHEREOF, the undersigned has executed this Written Consent on   ________, 2013.

___________________________________________

Print name(s) exactly as shown on Stock Certificate(s)

______________________________	________________________________________
Signature (and Title, if any)	Signature (if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s).  If stock is held jointly, each holder must sign.  If signing is by attorney, executor, administrator, trustee or guardian, give full title as such.  A corporation or partnership must sign by an authorized officer or general partner, respectively.

Please sign, date and return this consent to the following address or submit the consent through the e-mail address listed below:

GENIUS BRANDS INTERNATIONAL, INC.

3111 Camino del Rio North, Suite 400

San Diego, CA 92108

Jeanene@gnusinc.com

 You may also submit your consent by facsimile to 619-281-2503.

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